 EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS FIRST QUARTER RESULTS FOR FISCAL YEAR 2019

PASADENA, CA – November 6, 2018 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the first quarter ended September 30, 2018.

First Quarter 2019 Highlights

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Total revenues were $97.8 million, an increase of 27% over the first quarter of fiscal year 2018.
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Leasing revenues were $58.3 million, an increase of 18% over the first quarter of fiscal year 2018.
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Leasing revenues, excluding the oil and gas sector and the unfavorable foreign currency impact, increased by 12% over the first quarter of fiscal year 2018.
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Leasing revenues comprised 62% of total non-manufacturing revenues versus 66% for the first quarter of fiscal year 2018.
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Adjusted EBITDA was $27.0 million, an increase of 53% over the first quarter of fiscal year 2018.
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Adjusted EBITDA margin was 28%, compared to 23% in the first quarter of fiscal year 2018.
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Net loss attributable to common shareholders was $168,000, or $0.01 per diluted share, compared to net loss attributable to common shareholders of $1.0 million, or $0.04 per diluted share, for the first quarter of fiscal year 2018. Included in the first quarter fiscal year 2019 net loss is a non-cash charge of $3.4 million for the change in valuation of the stand-alone bifurcated derivatives in our outstanding convertible note in the Asia-Pacific area. Excluding this non-cash charge, the first quarter of fiscal year 2019 would have had net income attributable to common shareholders of approximately $3.3 million.
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Average fleet unit utilization was 81%, compared to 79% in the first quarter of fiscal year 2018.
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Three accretive acquisitions were completed, two in North America and one in New Zealand.
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The convertible note with an original stated principal balance of $26,000,000 was converted into 3,058,824 shares of common stock on September 10, 2018.

Management Commentary

“We are very pleased to have started our fiscal year 2019 with extremely strong performance, where we delivered our highest quarterly level of revenues in the Company’s history and our highest quarterly level of adjusted EBITDA in almost four years” said Jody Miller, President and Chief Executive Officer. “Our North American leasing operations generated record results, driven by overall strength in unit growth, fleet utilization and average lease rate. Our core portable storage business continues to perform at the high end of our expectations, benefitting from our greenfield and acquisition expansion, organic growth and superior customer service. We also continue to experience significantly improved results in our liquid containment business, driven by the strong oil and gas market in Texas. Despite the negative impact of the weakening Australian dollar relative to the U.S. dollar, our Asia-Pacific region delivered its fifth consecutive quarter of year-over-year growth in adjusted EBITDA.”

Mr. Miller continued, “We continued to execute on our geographic expansion strategy, growing our Pac-Van brand in North America with two acquisitions and strengthening our Royal Wolf brand in the Asia-Pacific area with an acquisition in New Zealand that operates eight locations across the country. Subsequent to the quarter-end, Pac-Van acquired a portable storage container business in Tilton, New Hampshire, which will enable us to grow market share in the New England region.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Our first quarter results exceeded our expectations and mark the seventh consecutive quarter where we have delivered year-over-year growth in adjusted EBITDA. Our strong financial results, combined with the conversion of the entire principal balance of the convertible note, enabled us to end the quarter with a net leverage ratio of 4.1 times, our lowest level in four years.”

First Quarter 2019 Operating Summary

North America
Revenues from our North American leasing operations for the first quarter of fiscal year 2019 totaled $65.2 million, compared with $46.0 million for the first quarter of fiscal year 2018, an increase of 42%. Leasing revenues increased by 25% on a year-over-year basis. The increase was across most sectors, but primarily in the oil and gas, commercial, construction and industrial sectors. Sales revenues increased by 91%, mainly driven by $7.1 million in sales to four customers, primarily in the industrial, education and mining sectors. Adjusted EBITDA was $20.7 million for the first quarter of fiscal year 2019, compared with $12.4 million for the prior year’s quarter, an increase of 67%. Adjusted EBITDA from Pac-Van and Lone Star increased by 42% and 148% year-over-year, to $13.5 million and $7.2 million, respectively, from $9.5 million and $2.9 million, respectively, in the first quarter of fiscal year 2018.

North American manufacturing revenues for the first quarter of fiscal year 2019 totaled $4.3 million and included intercompany sales of $0.5 million from products sold to our North American leasing operations. This compares to $3.1 million of total sales, including intercompany sales of $1.2 million during the first quarter of fiscal year 2018. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was approximately $0.6 million the first quarter of fiscal year 2018, compared with a loss of $0.4 million for the year-ago quarter.

Asia-Pacific
Revenues from the Asia-Pacific region for the first quarter of fiscal year 2019 totaled $28.8 million, compared with $29.0 million for the first quarter of fiscal year 2018, a decrease of less than 1%. On a local currency basis, total revenues increased by 7%. Increased revenues in the transportation, utilities, mining and industrial sectors were offset by decreases in the construction, retail and wholesale sectors and a negative foreign exchange translation effect between periods. Leasing revenues increased by approximately 1% on a year-over-year basis and 9% on a local currency basis, driven primarily by increases in the mining, transportation and consumer sectors. Adjusted EBITDA for the first quarter of 2019 was $6.8 million, compared with $6.6 million for the year-ago quarter, an increase of 3%. On a local currency basis, adjusted EBITDA increased by 11%.

Balance Sheet and Liquidity Overview

At September 30, 2018, the Company had total debt of $406.1 million and cash and cash equivalents of $9.5 million, compared with $427.2 million and $21.6 million at June 30, 2018, respectively. At September 30, 2018, our North American leasing operations had $44.1 million available to borrow under its $237.0 million credit facility, and our Asia-Pacific leasing operations had, including cash at the bank, $20.5 million (A$28.3 million), available to borrow under its A$134.0 million credit facility.

During the first quarter of fiscal year 2019, the Company generated cash from operating activities of $4.0 million, as compared to $4.7 million for the year-ago quarter. For the first quarter of fiscal year 2019, the Company invested a net $5.9 million ($4.5 million in North America and $1.4 million in the Asia-Pacific) in the lease fleet, as compared to $4.1 million in net fleet investment ($3.8 million in North America and $0.3 million in the Asia-Pacific) in the first quarter of fiscal year 2018.

Receivables were $54.8 million at September 30, 2018, as compared to $50.5 million at June 30, 2018. Days sales outstanding in receivables at September 30, 2018, for our Asia-Pacific and North American leasing operations were 37 and 46 days, as compared to 35 and 47 days, respectively, as of June 30, 2018.

Outlook

On our fourth quarter earnings conference call, we stated that consolidated revenues for fiscal year 2019 were expected to be in the range of $355 million to $375 million and that consolidated adjusted EBITDA would be expected to increase by 6% to 12% in fiscal year 2019 from fiscal year 2018. Based on our first quarter results and assuming the Australian dollar averages 0.71 versus the U.S. dollar during the rest of fiscal year 2019, we now expect that consolidated revenues for fiscal year 2019 will be in the range of $365 million to $385 million and that consolidated adjusted EBITDA will increase by 14% to 20% in fiscal year 2019 from fiscal year 2018. This outlook does not take into account the impact of any additional acquisitions that may occur in fiscal year 2019.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 3849508. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through November 20, 2018 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 3849508.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia consist of wholly-owned Royal Wolf Trading Australia Pty Limited (www.royalwolf.com.au) and Royal Wolf Trading New Zealand Limited (www.royalwolf.co.nz), the leading providers of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and, under the trade name Southern Fabrication Specialties (www.southernfabricationspecialties.com), other steel-related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended September 30,
	2017	2018
Revenues
Sales:
Lease inventories and fleet	$25,382	$35,636
Manufactured units	1,903	3,838
	27,285	39,474
Leasing	49,632	58,318
	76,917	97,792

Costs and expenses
Cost of Sales:
Lease inventories and fleet (exclusive of the items shown separately below)	18,410	26,821
Manufactured units	2,176	3,098
Direct costs of leasing operations	21,055	22,354
Selling and general expenses	19,503	19,313
Depreciation and amortization	10,126	10,001

Operating income	5,647	16,205

Interest income	15	48
Interest expense	(5,822)	(8,625)
Loss on change in valuation of bifurcated derivatives in Convertible Note	—	(3,448)
Foreign exchange and other	(1,202)	(1,511)
	(7,009)	(13,536)

Income (loss) before provision for income taxes	(1,362)	2,669

Provision (benefit) for income taxes	(518)	1,915

Net income (loss)	(844)	754

Preferred stock dividends	(922)	(922)
Noncontrolling interest	801	—

Net loss attributable to common stockholders	$(965)	$(168)

Net loss per common share:
Basic	$(0.04)	$(0.01)
Diluted	(0.04)	(0.01)

Weighted average shares outstanding:
Basic	26,611,688	27,391,220
Diluted	26,611,688	27,391,220

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2018	September 30, 2018
Assets
Cash and cash equivalents	$21,617	$9,542
Trade and other receivables, net	50,525	54,794
Inventories	22,731	38,530
Prepaid expenses and other	8,023	10,954
Property, plant and equipment, net	22,310	22,241
Lease fleet, net	429,388	437,655
Goodwill	109,943	110,008
Other intangible assets, net	25,150	24,578
Total assets	$689,687	$708,302

Liabilities
Trade payables and accrued liabilities	$50,545	$58,417
Income taxes payable	361	—
Unearned revenue and advance payments	19,226	20,844
Senior and other debt, net	427,218	406,122
Fair value of bifurcated derivatives in Convertible Note	15,583	7,579
Deferred tax liabilities	34,969	36,496
Total liabilities	547,902	529,458

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 27,017,606 shares issued and outstanding at June 30, 2018 and 30,243,872 at September 30, 2018	3	3
Additional paid-in capital	139,547	175,525
Accumulated other comprehensive loss	(17,091)	(16,764)
Accumulated deficit	(21,278)	(20,524)
Total General Finance Corporation stockholders’ equity	141,281	178,340
Equity of noncontrolling interests	504	504
Total equity	141,785	178,844
Total liabilities and equity	$689,687	$708,302

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net loss on a consolidated basis and from operating income (loss) for our operating segments (in thousands):

	Quarter Ended September 30,
	2017	2018
Net income (loss)	$(844)	$754
Add (deduct) —
Provision (benefit) for income taxes	(518)	1,915
Change in valuation of bifurcated derivatives in Convertible Note	—	3,448
Foreign exchange and other	1,202	1,511
Interest expense	5,822	8,625
Interest income	(15)	(48)
Depreciation and amortization	10,324	10,103
Share-based compensation expense	1,658	678
Adjusted EBITDA	$17,629	$26,986

	Quarter Ended September 30, 2017				Quarter Ended September 30, 2018
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$803	$6,563	$(586)	$(1,259)	$2,416	$14,602	$488	$(1,466)
Add -
Depreciation and amortization	4,559	5,749	198	9	4,157	6,028	102	9
Share-based compensation Xexpense	1,207	106	13	332	192	81	6	399
Adjusted EBITDA	$6,569	$12,418	$(375)	$(918)	$6,765	$20,711	$596	$(1,086)
Intercompany adjustments				$(65)				$(28)